SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-1

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2002

Caddo Enterprises Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-29023	98-0210155
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7995 Westminster Highway, Apt. 101
Richmond, British Columbia, V6X 3Y5
(604) 214-0421
(Address and telephone number of principal executive offices, including Zip Code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Moen & Company has been retained to audit the financial statement s of the Registrant as of March 28, 2002. The change of accountant was approved by majority consent of the board of directors. The Registrant has contacted its former accountant, Cordovano & Harvey, Certified Public Accountants for dismissal of its services and there are no disagreements between the Registrant and the former accountant, Cordovano & Harvey, whether resolved or not resolved, on any matter of accounting principles or practices, financial statements disclosures or auditing scope or procedure, which would cause them to make reference to the subject matter of a disagreement in connection with their reports for the two most recent fiscal years and the subsequent interim periods preceding their dismissal. The former accountant's reports on the financial statements for the past two years ended September 30, 2000 and September 30, 2001 do not contain any adverse opinions or disclaimers of opinions and are not qualified or modified as to uncertainty, auditing scope or accounting principles. These reports, however, do state that these financial statements have been prepared assuming the Company will continue as a going concern.

During the Registrant's two most recent fiscal years or any subsequent interim periods prior to engaging the new accountant, the Registrant did not consult with it regarding any accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

The Registrant has provided Cordovano & Harvey with a copy of the disclosure provided within this caption of this report and has advised the Commission as to whether it agrees or disagrees with the disclosure made herein.

A copy of its response is attached hereto and incorporated herein by this reference. See item 7.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Regulation S-K
Number                               Document
16                                     Letter from Cordovano & Harvey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2002

CADDO ENTERPRISES INC.

By: /s/    "Qing Chuan Yang"
Qing Chuan Yang, President,
Secretary and Treasurer